Exhibit 99.2

FOR IMMEDIATE RELEASE July 21, 2020
For more information Trisha Voltz Carlson, EVP, Investor Relations Manager 504.299.5208 or trisha.carlson@hancockwhitney.com

Hancock Whitney reports second quarter 2020 results

Results include impact of the sale of $497 million of energy loans; continued ACL build

GULFPORT, Miss. (July 21, 2020) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the second quarter of 2020, a net loss of $117.1 million, or ($1.36) per diluted common share (EPS). The loss reflects a provision for credit losses of $306.9 million that includes both a special provision related to the sale of $497 million in energy loans and an additional build in the reserve for credit losses related to COVID-19.

The sale, which was announced on July 17, 2020, included reserve-based (RBL), midstream and nondrilling service credits. The company will receive proceeds of $257.5 million from the sale of these loans. All loans included in the transaction were re-classified as held for sale as of June 30, 2020, and today’s earnings results include a special provision for credit losses of approximately $160 million (pre-tax), or $1.47 per diluted share (21% tax rate), related to the energy loan sale.

The second quarter total provision for credit losses includes an additional $146.8 million as the company continued to build reserves for expected losses in sectors hardest hit by the economic fallout related to COVID-19. The company remains well capitalized with regulatory ratios well in excess of required levels including capital conservation buffers; CET1 ratio is estimated to be 9.77% at June 30, 2020.

The company reported a loss of $111.0 million, or ($1.28) EPS, in the first quarter of 2020 and a profit of $88.3 million, or $1.01 EPS, in the second quarter of 2019. Pre-provision net revenue (PPNR) totaled $118.5 million in the second quarter of 2020, an increase of $2.8 million, or 2.4%, linked-quarter. Excluding the special provision related to the energy loan sale (at a tax rate of 21%), the company’s earnings would be $9.4 million, or $.11 per diluted share, for the second quarter of 2020.

“The second quarter’s results reflect our continued focus on de-risking our balance sheet in light of today’s environment,” said John M. Hairston, President and CEO. “After building a solid reserve for credit losses in the first quarter, and then issuing subdebt in June, we made a strategic decision to opportunistically divest a large portion of our energy portfolio. Additionally, based on updated forecasts, we built a stronger level of reserves for what appears to be a longer and possibly deeper impact to our economies related to COVID-19. Despite those charges, our PPNR, the core business of our company, improved linked-quarter, and we remain committed to helping both our clients and associates manage through this event. Our capital remains solid with a 7.89% TCE ratio (excluding PPP loans), and we expect that our actions through the first half of 2020 will provide a stronger reserve with less risk in the balance sheet, which in turn should lead to improved returns for our shareholders.”

Hancock Whitney reports second quarter 2020 financial results

July 21, 2020

Second Quarter 2020 Highlights

•	Criticized commercial loans down $182 million, or 34%, and nonperforming loans down $94 million, or 33%, linked-quarter reflecting the loan sale and disposition of problem energy credits

•	Strengthened Allowance for Credit Losses (ACL)/Total Loans to 2.12% or 2.36% excluding PPP loans

•	Net loan growth totaled $1.1 billion linked-quarter; includes $2.3 billion in PPP loans, partially offset by the energy loan sale and reduced balances on lines of credit

•	Total deposits increased $2.3 billion, mainly reflecting customer’s additional liquidity from PPP loans

•	NIM of 3.23% declined 18 basis points (bps) linked-quarter; (see slide 21 in earnings slides for details)

•	Solid liquidity with over $17 billion available in additional sources of funding

Loans

Total loans at June 30, 2020 were $22.6 billion, up $1.1 billion, or 5%, linked-quarter. Average loans totaled $23.0 billion for the second quarter of 2020, up $1.7 billion, or 8%, linked-quarter. Growth in the second quarter was related to $2.3 billion of PPP loans funded during the quarter, partly offset by approximately $500 million in paydowns of draws on lines taken in the first quarter of 2020 by businesses as a precaution related to the impact from COVID-19, and also reduced by $497 million related to the energy loan sale (of which $255 million in loans were reclassified as held for sale). As of June 30, 2020, loans to the energy industry totaled $352 million, or 1.7% of total loans.

Beginning last quarter, the company began offering loan deferrals to customers impacted by COVID-19. At March 31, 2020 there were 1,618 notes deferred totaling $839.4 million in outstandings. Deferrals peaked in May at $3.6 billion of outstandings. In late June, deferrals began expiring, and as of June 30, 2020 there were 6,954 notes deferred totaling $2.7 billion in outstandings. As of July 15, 2020 there were $1.4 billion of active loan deferrals.

Deposits

Total deposits at June 30, 2020 were $27.3 billion, up $2.3 billion, or 9%, from March 31, 2020. An increase of $2.6 billion in noninterest-bearing deposits (DDAs) was the largest driver of the increase and mainly reflects additional customer liquidity resulting from PPP loan fundings. DDAs totaled $11.8 billion at June 30, 2020, up 28% from March 31, 2020 and comprised 43% of total period-end deposits at June 30, 2020.

Interest-bearing transaction and savings deposits totaled $9.6 billion at the end of the second quarter of 2020, up $674.1 million, or 8%, linked-quarter. Compared to March 31, 2020, time deposits of $2.6 billion were down $989.3 million, or 27%, split between decreases in both retail and brokered CDs. Interest-bearing public fund deposits increased $74.6 million, or 2%, to $3.3 billion.

Average deposits for the second quarter of 2020 were $26.7 billion, up $2.4 billion, or 10%, linked-quarter.

Asset Quality

The total allowance for credit losses (ACL) was $479.2 million at June 30, 2020, up $4.2 million, or 1%, from March 31, 2020. During the second quarter of 2020, the company recorded a total provision for credit losses of $306.9 million, compared to $246.8 million in the first quarter of 2020. Approximately $146.8 million of the provision for credit losses reflects updated Moody’s macroeconomic forecast scenarios that reflect today’s ongoing COVID-19 recessionary environment. As noted above, $160.1 million of the total provision is related to the energy loan sale.

Hancock Whitney reports second quarter 2020 financial results

July 21, 2020

Net charge-offs totaled $302.7 million in the second quarter of 2020, or 5.30% of average total loans on an annualized basis, up from $43.8 million, or 0.83% of average total loans in the first quarter of 2020. Included in the second quarter’s total were $243 million of charge-offs related to the energy loan sale and $26 million in other energy-related charge-offs.

The ratio of ACL to period-end loans was 2.12% (2.36% excluding PPP loans) at June 30, 2020, compared to 2.21% at March 31, 2020. The allowance for credits in the remaining energy portfolio totaled $19.9 million, or 5.7% of funded energy loans, at June 30, 2020. The allowance for credits in the nonenergy portfolio totaled $459.3 million, or 2.30% of funded nonenergy loans (excluding PPP loans), at June 30, 2020.

Nonperforming assets (NPAs) totaled $212.6 million at June 30, 2020, down $94.2 million, or 31%, from March 31, 2020. During the second quarter of 2020, total nonperforming loans decreased $94 million, or 33% reflecting the energy loan sale, while foreclosed and surplus real estate (ORE) and other foreclosed assets remained virtually unchanged. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 0.94% at June 30, 2020, down 48 bps from March 31. 2020.

Net Interest Income and Net Interest Margin (NIM)

Net interest income (TE) for the second quarter of 2020 was $241.1 million, up $6.5 million from the first quarter of 2020. The increase mainly reflects the impact of PPP loans offsetting the reduction in income from lower rates and purchase accounting accretion.

The net interest margin (TE) was 3.23% for the second quarter of 2020, down 18 bps linked-quarter. The decline mainly reflects a decrease in the overall rate environment impacting earning assets (-40 bps), the impact of excess liquidity on the balance sheet related to COVID-19 (-6 bps), a decrease in purchase accounting accretion related to the MidSouth transaction (-4 bps), the impact from interest reversals (-2 bps) and the one month impact of the June 2020 subdebt issuance (-1 bp), partly offset by proactive deposit pricing and changes in wholesale funding (+30 bps), and the impact of $1.7 billion in average PPP loans at a 4% yield (+5 bps).

Average earning assets were $30.0 billion for the second quarter of 2020, up $2.4 billion, or 9%, from the first quarter of 2020.

Noninterest Income

Noninterest income totaled $73.9 for the second quarter of 2020, down $10.4 million, or 12%, from the first quarter of 2020 reflecting the slowdown in economic activity as a result of COVID-19. Additionally, the company began waiving certain fees in mid-late March, such as penalty-free CD withdrawals, MMDA and savings excessive withdrawal fees, overdraft protection transfer fees and checking account reopening fees. Depending on the duration of the impact of COVID-19 on our customers, reduced activity and fee waivers could continue impacting our results in future quarters.

Hancock Whitney reports second quarter 2020 financial results

July 21, 2020

Service charges on deposits totaled $15.5 million for the second quarter of 2020, down $7.3 million, or 32%, from the first quarter of 2020. Bank card and ATM fees totaled $16.0 million, down $1.4 million, or 8.1%, from the first quarter.

Trust fees totaled $14.2 million, down $0.6 million, or 4%, linked-quarter. Investment and annuity income and insurance fees totaled $5.4 million, down $1.8 million, or 25% linked-quarter.

Fees from secondary mortgage operations totaled $9.8 million for the second quarter of 2020, up $3.8 million, or 62% linked-quarter.

Other noninterest income totaled $13.1 million, down $3.0 million, or 19%, from the first quarter of 2020. The decrease in other noninterest income is primarily due to decreases in specialty income.

Noninterest Expense & Taxes

Noninterest expense totaled $196.5 million, down $6.8 million, or 3% linked-quarter. Included in first quarter of 2020 expense was $9.8 million of energy-related equity write-offs. Adjusting for the write-offs, noninterest expense was up $3.0 million. The adjusted increase includes $2.5 million in corporate contributions via community support such as food pantry cash donations, PPE for residents and first responders, housing relief to help fight evictions and contributions to the company’s employee assistance fund.

Total personnel expense was $120.4 million in the second quarter of 2020, up $6.9 million, or 6%, from the first quarter of 2020. The increase was mostly related to annual merit increases, and overtime pay related to mortgage lending and PPP applications.

Occupancy and equipment expense totaled $18.3 million in the second quarter of 2020, up $1.2 million, or 7%, from the first quarter of 2020. Amortization of intangibles totaled $5.2 million for the second quarter of 2020, down $0.2 million, or 3%, linked-quarter. Gains on sales of ORE and other foreclosed assets (OFA) exceeded expenses by $0.5 million in the second quarter of 2020. First quarter ORE expense included the $9.8 million in equity write-downs noted above.

Other operating expense totaled $53.1 million in the second quarter of 2020, down $4.1 million, or 7%, from the first quarter of 2020.

The effective income tax rate for the second quarter of 2020 was 39%. The unusually higher rate reflects both the impact from the energy loan sale and resulting quarterly loss. The company expects the tax rate to approximate 18% in both the third and fourth quarters of 2020. The effective income tax rate continues to be less than the statutory rate due primarily to tax-exempt income and tax credits.

Capital

Common stockholders’ equity at June 30, 2020 totaled $3.3 billion, down $104.9 million, or 3%, from March 31, 2020. The decline reflects the net impact of the energy loan sale. The tangible common equity (TCE) ratio was 7.33%, down from 8.00% March 31, 2020. TCE was mainly impacted by the addition of $2.3 billion in PPP loans (-56 bps) and the energy loan sale (-36 bps) in the quarter. A full reconciliation of the quarterly change is

Hancock Whitney reports second quarter 2020 financial results

July 21, 2020

included in our slide presentation. The company remains well capitalized, with both bank and holding company capital levels in excess of required regulatory minimums. In early June, the company issued $172.5 million of new subdebt which qualifies as tier 2 capital. The company’s CET1 ratio is estimated to be 9.77% at June 30, 2020. The company intends to pay its next quarterly dividend and is in consultation with its examiners, while the board reviews the dividend payout policy quarterly.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 4:00 p.m. Central Time on Tuesday, July 21, 2020 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at www.hancockwhitney.com/investors. A link to the release with additional financial tables, and a link to a slide presentation related to second quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429.

An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through July 28, 2020 by dialing (855) 859-2056 or (404) 537-3406, passcode 1757957.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; certain insurance services; and mortgage services. The company also operates a loan production office in Nashville, Tennessee, as well as trust and asset management offices in New Jersey and New York. BauerFinancial, Inc., the nation’s leading independent bank rating and analysis firm, consistently recommends Hancock Whitney as one of America’s most financially sound banks. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with Securities and Exchange Commission Industry Guide 3, the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

Hancock Whitney reports second quarter 2020 financial results

July 21, 2020

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. These non-GAAP measures may reference the concept “operating.” The company uses the term “operating” to describe a financial measure that excludes income or expense considered to be nonoperating in nature. Items identified as nonoperating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in the company’s business.

Important Cautionary Statement about Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations regarding our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, loan growth expectations, management’s predictions about charge-offs for loans, including energy-related credits, the impact of significant decreases in oil and gas prices on our energy portfolio, the impact of COVID-19 on the economy and our operations, the adequacy of our enterprise risk management framework, the impact of the MidSouth acquisition, or future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial reporting, the financial impact of regulatory requirements and tax reform legislation, the impact of the referenced rate reform, deposit trends, credit quality trends, changes in interest rates, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns.

Given the many unknowns and risks being heavily weighted to the downside, our forward-looking statements are subject to the risk that conditions will be substantially different than we are currently expecting. If efforts to contain COVID-19 are unsuccessful and restrictions on movement last into the third quarter or beyond, the recession would be much longer and much more severe. Ineffective fiscal stimulus, or an extended delay in implementing it, are also major downside risks. The deeper the recession is, and the longer it lasts, the more it will damage consumer fundamentals and sentiment. This could both prolong the recession, and/or make any recovery weaker. Similarly, the recession could damage business fundamentals, and an extended global recession due to COVID-19 would weaken the U.S. recovery. As a result, the outbreak and its consequences, including responsive measures to manage it, have had and are likely to continue to have an adverse effect, possibly materially, on our business and financial performance by adversely affecting, possibly materially, the demand and profitability of our products and services, the valuation of assets and our ability to meet the needs of our customers.

In addition, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook”, or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such

Hancock Whitney reports second quarter 2020 financial results

July 21, 2020

statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, in Part II, “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION

FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended			Six Months Ended
(dollars and common share data in thousands, except per share amounts)	6/30/2020	3/31/2020	6/30/2019	6/30/2020	6/30/2019
NET INCOME
Net interest income	$237,866	$231,188	$219,868	$469,054	$439,122
Net interest income (TE) (a)	241,114	234,636	223,586	475,750	446,664
Provision for credit losses	306,898	246,793	8,088	553,691	26,131
Noninterest income	73,943	84,387	79,250	158,330	149,753
Noninterest expense	196,539	203,335	183,567	399,874	359,267
Income tax expense (benefit)	(74,556)	(23,520)	19,186	(98,076)	36,036

Net income (loss)	$(117,072)	$(111,033)	$88,277	$(228,105)	$167,441

For informational purposes - included above, pre-tax
Provision for credit loss associated with energy loan sale	$160,101	$—	$—	$160,101	$—
PERIOD-END BALANCE SHEET DATA
Loans	$22,628,377	$21,515,681	$20,175,812	$22,628,377	$20,175,812
Securities	6,381,803	6,374,490	5,725,735	6,381,803	5,725,735
Earning assets	30,134,790	28,834,072	26,088,759	30,134,790	26,088,759
Total assets	33,215,400	31,761,693	28,761,863	33,215,400	28,761,863
Noninterest-bearing deposits	11,759,085	9,204,631	8,114,632	11,759,085	8,114,632
Total deposits	27,322,268	25,008,496	23,236,042	27,322,268	23,236,042
Common stockholders’ equity	3,316,157	3,421,064	3,318,915	3,316,157	3,318,915

AVERAGE BALANCE SHEET DATA
Loans	$22,957,032	$21,234,016	$20,150,104	$22,095,524	$20,138,590
Securities (b)	6,129,616	6,149,432	5,586,390	6,139,524	5,621,345
Earning assets	30,013,829	27,630,652	25,992,894	28,822,240	26,006,595
Total assets	33,136,706	30,663,601	28,537,810	31,900,154	28,494,917
Noninterest-bearing deposits	10,989,921	8,763,359	8,099,621	9,876,640	8,163,306
Total deposits	26,702,622	24,327,242	23,137,563	25,514,932	23,125,916
Common stockholders’ equity	3,465,617	3,509,727	3,230,503	3,487,672	3,174,588

COMMON SHARE DATA
Earnings (loss) per share - diluted	$(1.36)	$(1.28)	$1.01	$(2.64)	$1.92
Cash dividends per share	0.27	0.27	0.27	0.54	0.54
Book value per share (period-end)	38.41	39.65	38.70	38.41	38.70
Tangible book value per share (period-end)	27.38	28.56	28.46	27.38	28.46
Weighted average number of shares - diluted	86,301	87,186	85,835	86,744	85,810
Period-end number of shares	86,342	86,275	85,759	86,342	85,759
Market data
High sales price	$28.50	$44.24	$44.74	$44.24	$44.74
Low sales price	14.88	14.32	37.03	14.32	34.11
Period-end closing price	21.20	19.52	40.06	21.20	40.06
Trading volume	48,174	50,390	27,874	98,564	55,998

PERFORMANCE RATIOS
Return on average assets	(1.42)%	(1.46)%	1.24%	(1.44)%	1.18%
Return on average common equity	(13.59)%	(12.72)%	10.96%	(13.15)%	10.64%
Return on average tangible common equity	(18.75)%	(17.51)%	15.07%	(18.13)%	14.73%
Tangible common equity ratio (c)	7.33%	8.00%	8.75%	7.33%	8.75%
Net interest margin (TE)	3.23%	3.41%	3.45%	3.31%	3.45%
Noninterest income as a percent of total revenue (TE)	23.47%	26.45%	26.17%	24.97%	25.11%
Efficiency ratio (d)	60.74%	62.06%	58.95%	61.41%	58.53%
Average loan/deposit ratio	85.97%	87.28%	87.09%	86.60%	87.08%
Allowance for loan losses as a percentage of period-end loans	1.96%	1.98%	0.97%	1.96%	0.97%
Allowance for credit losses as a percent of period-end loans	2.12%	2.21%	0.97%	2.12%	0.97%
Annualized net charge-offs to average loans	5.30%	0.83%	0.14%	3.15%	0.25%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	222.37%	139.17%	61.60%	222.37%	61.60%
FTE headcount	4,196	4,148	3,930	4,196	3,930

(a)	Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b)	Average securities does not include unrealized holding gains/losses on available for sale securities.
(c)	The tangible common equity ratio is common shareholders’ equity less intangible assets divided by total assets less intangible assets.
(d)	The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

HANCOCK WHITNEY CORPORATION

QUARTERLY FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
NET INCOME
Net interest income	$237,866	$231,188	$233,156	$222,939	$219,868
Net interest income (TE) (a)	241,114	234,636	236,736	226,591	223,586
Provision for credit losses	306,898	246,793	9,156	12,421	8,088
Noninterest income	73,943	84,387	82,924	83,230	79,250
Noninterest expense	196,539	203,335	197,856	213,554	183,567
Income tax expense (benefit)	(74,556)	(23,520)	16,936	12,387	19,186

Net income (loss)	$(117,072)	$(111,033)	$92,132	$67,807	$88,277

For informational purposes - included above, pre-tax
Provision for credit loss associated with energy loan sale	$160,101	$—	$—	$—	$—
Nonoperating merger-related expenses	—	—	3,856	28,810	—
PERIOD-END BALANCE SHEET DATA
Loans	$22,628,377	$21,515,681	$21,212,755	$21,035,952	$20,175,812
Securities	6,381,803	6,374,490	6,243,313	6,404,719	5,725,735
Earning assets	30,134,790	28,834,072	27,622,161	27,565,973	26,088,759
Total assets	33,215,400	31,761,693	30,600,757	30,543,549	28,761,863
Noninterest-bearing deposits	11,759,085	9,204,631	8,775,632	8,686,383	8,114,632
Total deposits	27,322,268	25,008,496	23,803,575	24,201,299	23,236,042
Common stockholders’ equity	3,316,157	3,421,064	3,467,685	3,586,380	3,318,915

AVERAGE BALANCE SHEET DATA
Loans	$22,957,032	$21,234,016	$21,037,942	$20,197,114	$20,150,104
Securities (b)	6,129,616	6,149,432	6,201,612	6,004,688	5,586,390
Earning assets	30,013,829	27,630,652	27,441,459	26,437,613	25,992,894
Total assets	33,136,706	30,663,601	30,343,293	29,148,106	28,537,810
Noninterest-bearing deposits	10,989,921	8,763,359	8,601,323	8,092,482	8,099,621
Total deposits	26,702,622	24,327,242	23,848,374	23,091,355	23,137,563
Common stockholders’ equity	3,465,617	3,509,727	3,473,693	3,383,738	3,230,503

COMMON SHARE DATA
Earnings (loss) per share - diluted	$(1.36)	$(1.28)	$1.03	$0.77	$1.01
Cash dividends per share	0.27	0.27	0.27	0.27	0.27
Book value per share (period-end)	38.41	39.65	39.62	39.49	38.70
Tangible book value per share (period-end)	27.38	28.56	28.63	28.73	28.46
Weighted average number of shares - diluted	86,301	87,186	88,315	86,462	85,835
Period-end number of shares	86,342	86,275	87,515	90,822	85,759
Market data
High sales price	$28.50	$44.24	$44.42	$42.11	$44.74
Low sales price	14.88	14.32	35.45	33.63	37.03
Period-end closing price	21.20	19.52	43.88	38.30	40.06
Trading volume	48,174	50,390	30,850	29,038	27,874

PERFORMANCE RATIOS
Return on average assets	(1.42)%	(1.46)%	1.20%	0.92%	1.24%
Return on average common equity	(13.59)%	(12.72)%	10.52%	7.95%	10.96%
Return on average tangible common equity	(18.75)%	(17.51)%	14.62%	10.77%	15.07%
Tangible common equity ratio (c)	7.33%	8.00%	8.45%	8.82%	8.75%
Net interest margin (TE)	3.23%	3.41%	3.43%	3.41%	3.45%
Noninterest income as a percentage of total revenue (TE)	23.47%	26.45%	25.94%	26.86%	26.17%
Efficiency ratio (d)	60.74%	62.06%	58.88%	58.05%	58.95%
Average loan/deposit ratio	85.97%	87.28%	88.22%	87.47%	87.09%
Allowance for loan losses as a percent of period-end loans	1.96%	1.98%	0.90%	0.93%	0.97%
Allowance for credit losses as a percent of period-end loans	2.12%	2.21%	0.92%	0.93%	0.97%
Annualized net charge-offs to average loans	5.30%	0.83%	0.18%	0.25%	0.14%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	222.37%	139.17%	60.97%	67.06%	61.60%
FTE headcount	4,196	4,148	4,136	3,894	3,930

(a)	Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b)	Average securities does not include unrealized holding gains/losses on available for sale securities.
(c)	The tangible common equity ratio is common shareholders’ equity less intangible assets divided by total assets less intangible assets.
(d)	The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

HANCOCK WHITNEY CORPORATION

INCOME STATEMENT

(Unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands, except per share data)	6/30/2020	3/31/2020	6/30/2019	6/30/2020	6/30/2019
NET INCOME
Interest income	$266,342	$277,343	$280,378	$543,685	$556,661
Interest income (TE) (e)	269,590	280,791	284,096	550,381	564,203
Interest expense	28,476	46,155	60,510	74,631	117,539

Net interest income (TE)	241,114	234,636	223,586	475,750	446,664
Provision for credit losses	306,898	246,793	8,088	553,691	26,131
Noninterest income	73,943	84,387	79,250	158,330	149,753
Noninterest expense	196,539	203,335	183,567	399,874	359,267

Income (loss) before income taxes	(191,628)	(134,553)	107,463	(326,181)	203,477
Income tax expense (benefit)	(74,556)	(23,520)	19,186	(98,076)	36,036

Net income (loss)	$(117,072)	$(111,033)	$88,277	$(228,105)	$167,441

For informational purposes - included above, pre-tax
Provision for credit loss associated with energy loan sale	$160,101	$—	$—	$160,101	$—
NONINTEREST INCOME
Service charges on deposit accounts	$15,518	$22,837	$20,723	$38,355	$41,090
Trust fees	14,160	14,806	15,904	28,966	31,028
Bank card and ATM fees	15,957	17,362	16,619	33,319	31,909
Insurance and investment commissions, and annuity fees	5,366	7,150	6,591	12,516	13,119
Secondary mortgage market operations	9,808	6,053	4,433	15,861	8,159
Other income	13,134	16,179	14,980	29,313	24,448

Total noninterest income	$73,943	$84,387	$79,250	$158,330	$149,753

NONINTEREST EXPENSE
Personnel expense	$120,409	$113,549	$106,635	$233,958	$210,333
Net occupancy and equipment expense	18,311	17,139	17,303	35,450	33,966
Other real estate and foreclosed assets (income) expense, net	(460)	10,130	395	9,670	(596)
Other operating expense	53,110	57,172	54,187	110,282	105,379
Amortization of intangibles	5,169	5,345	5,047	10,514	10,185

Total noninterest expense	$196,539	$203,335	$183,567	$399,874	$359,267

COMMON SHARE DATA
Earnings (loss) per share:
Basic	$(1.36)	$(1.28)	$1.01	$(2.64)	$1.92
Diluted	(1.36)	(1.28)	1.01	(2.64)	1.92

(e)	Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION

INCOME STATEMENT

(Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
NET INCOME
Interest income	$266,342	$277,343	$285,957	$283,164	$280,378
Interest income (TE) (e)	269,590	280,791	289,537	286,816	284,096
Interest expense	28,476	46,155	52,801	60,225	60,510

Net interest income (TE)	241,114	234,636	236,736	226,591	223,586
Provision for credit losses	306,898	246,793	9,156	12,421	8,088
Noninterest income	73,943	84,387	82,924	83,230	79,250
Noninterest expense	196,539	203,335	197,856	213,554	183,567

Income (loss) before income taxes	(191,628)	(134,553)	109,068	80,194	107,463
Income tax expense (benefit)	(74,556)	(23,520)	16,936	12,387	19,186

Net income (loss)	$(117,072)	$(111,033)	$92,132	$67,807	$88,277

For informational purposes - included above, pre-tax
Provision for credit loss associated with energy loan sale	$160,101	$—	$—	$—	$—
Nonoperating merger-related expenses	—	—	3,856	28,810	—
NONINTEREST INCOME
Service charges on deposit accounts	$15,518	$22,837	$23,382	$21,892	$20,723
Trust fees	14,160	14,806	15,483	15,098	15,904
Bank card and ATM fees	15,957	17,362	17,913	17,154	16,619
Investment and insurance commissions, and annuity fees	5,366	7,150	6,407	7,048	6,591
Secondary mortgage market operations	9,808	6,053	5,981	5,713	4,433
Other income	13,134	16,179	13,758	16,325	14,980

Total noninterest income	$73,943	$84,387	$82,924	$83,230	$79,250

NONINTEREST EXPENSE
Personnel expense	$120,409	$113,549	$117,066	$112,480	$106,635
Net occupancy and equipment expense	18,311	17,139	17,522	17,841	17,303
Other real estate and foreclosed assets (income) expense	(460)	10,130	(788)	2,055	395
Other operating expense	53,110	57,172	58,286	76,289	54,187
Amortization of intangibles	5,169	5,345	5,770	4,889	5,047

Total noninterest expense	$196,539	$203,335	$197,856	$213,554	$183,567

Nonoperating noninterest expense	$—	$—	$3,856	$28,810	$—
COMMON SHARE DATA
Earnings (loss) per share:
Basic	$(1.36)	$(1.28)	$1.03	$0.77	$1.01
Diluted	(1.36)	(1.28)	1.03	0.77	1.01

(e)	Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION

PERIOD-END BALANCE SHEET

(Unaudited)

(dollars in thousands)	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
ASSETS
Commercial non-real estate loans	$10,465,280	$9,321,340	$9,166,947	$8,893,004	$8,559,118
Commercial real estate - owner occupied	2,762,259	2,731,320	2,738,460	2,734,379	2,519,970

Total commercial and industrial loans	13,227,539	12,052,660	11,905,407	11,627,383	11,079,088

Commercial real estate - income producing	3,350,299	3,232,783	2,994,448	3,060,568	2,895,468
Construction and land development loans	1,128,959	1,098,726	1,157,451	1,190,718	1,144,062
Residential mortgage loans	2,877,316	2,979,985	2,990,631	3,004,958	2,968,271
Consumer loans	2,044,264	2,151,527	2,164,818	2,152,325	2,088,923

Total loans	22,628,377	21,515,681	21,212,755	21,035,952	20,175,812
Loans held for sale	364,416	67,587	55,864	75,789	36,150
Securities	6,381,803	6,374,490	6,243,313	6,404,719	5,725,735
Short-term investments	760,194	876,314	110,229	49,513	151,062

Earning assets	30,134,790	28,834,072	27,622,161	27,565,973	26,088,759
Allowance for loan losses	(442,638)	(426,003)	(191,251)	(195,572)	(195,625)
Goodwill and other intangible assets	951,746	956,916	962,260	977,369	878,051
Other assets	2,571,502	2,396,708	2,207,587	2,195,779	1,990,678

Total assets	$33,215,400	$31,761,693	$30,600,757	$30,543,549	$28,761,863

LIABILITIES
Noninterest-bearing deposits	$11,759,085	$9,204,631	$8,775,632	$8,686,383	$8,114,632

Interest-bearing transaction and savings deposits	9,605,254	8,931,192	8,845,097	8,758,993	8,034,801
Interest-bearing public fund deposits	3,326,033	3,251,445	3,364,416	2,954,966	3,159,790
Time deposits	2,631,896	3,621,228	2,818,430	3,800,957	3,926,819

Total interest-bearing deposits	15,563,183	15,803,865	15,027,943	15,514,916	15,121,410

Total deposits	27,322,268	25,008,496	23,803,575	24,201,299	23,236,042
Short-term borrowings	1,754,875	2,673,283	2,714,872	2,108,815	1,641,598
Long-term debt	386,269	225,606	233,462	246,641	232,754
Other liabilities	435,831	433,244	381,163	400,414	332,554

Total liabilities	29,899,243	28,340,629	27,133,072	26,957,169	25,442,948

COMMON STOCKHOLDERS’ EQUITY
Common stock net of treasury and capital surplus	2,057,153	2,050,669	2,046,177	2,229,353	2,030,208
Retained earnings	1,156,278	1,297,129	1,476,232	1,408,183	1,363,910
Accumulated other comprehensive income (loss)	102,726	73,266	(54,724)	(51,156)	(75,203)

Total common stockholders’ equity	3,316,157	3,421,064	3,467,685	3,586,380	3,318,915

Total liabilities & stockholders’ equity	$33,215,400	$31,761,693	$30,600,757	$30,543,549	$28,761,863

For informational purposes only - included above
SBA Paycheck Protection Program (PPP) loans	$2,286,963	$—	$—	$—	$—
CAPITAL RATIOS
Tangible common equity	$2,364,411	$2,464,148	$2,505,425	$2,609,011	$2,440,864
Tier 1 capital (f)	2,378,073	2,506,217	2,584,162	2,530,919	2,533,505
Common equity as a percentage of total assets	9.98%	10.77%	11.33%	11.74%	11.54%
Tangible common equity ratio	7.33%	8.00%	8.45%	8.82%	8.75%
Leverage (Tier 1) ratio (f)	7.38%	8.40%	8.76%	9.49%	9.10%
Common equity tier 1 (CET1) ratio (f)	9.77%	10.02%	10.50%	11.02%	10.94%
Tier 1 risk-based capital ratio (f)	9.77%	10.02%	10.50%	11.02%	10.94%
Total risk-based capital ratio (f)	12.35%	11.87%	11.90%	12.43%	12.43%

(f)

Estimated for most recent period-end. June 30, 2020 and March 31, 2020 regulatory capital ratios reflect the election to use the five-year transition rules for the adoption of ASC 326, commonly referred to as Current Expected Credit Loss, or CECL.

HANCOCK WHITNEY CORPORATION

AVERAGE BALANCE SHEET

(Unaudited)

	Three Months Ended			Six Months Ended
(in thousands)	6/30/2020	3/31/2020	6/30/2019	6/30/2020	6/30/2019
ASSETS
Commercial non-real estate loans	$10,791,206	$9,147,474	$8,573,274	$9,969,340	$8,616,178
Commercial real estate - owner occupied	2,767,291	2,735,111	2,515,580	2,751,213	2,512,061

Total commercial and industrial loans	13,558,497	11,882,585	11,088,854	12,720,553	11,128,239

Commercial real estate - income producing	3,240,564	3,105,843	2,719,554	3,173,192	2,595,645
Construction and land development loans	1,132,744	1,120,734	1,273,503	1,126,739	1,348,194
Residential mortgage loans	2,923,247	2,968,962	2,969,746	2,946,104	2,956,146
Consumer loans	2,101,980	2,155,892	2,098,447	2,128,936	2,110,366

Total loans	22,957,032	21,234,016	20,150,104	22,095,524	20,138,590
Loans held for sale	89,935	40,318	27,873	65,126	24,266
Securities (g)	6,129,616	6,149,432	5,586,390	6,139,524	5,621,345
Short-term investments	837,246	206,886	228,527	522,066	222,394

Earning assets	30,013,829	27,630,652	25,992,894	28,822,240	26,006,595
Allowance for loan losses	(425,844)	(241,364)	(195,238)	(333,604)	(195,808)
Goodwill and other intangible assets	954,252	959,500	880,497	956,876	882,926
Other assets	2,594,469	2,314,813	1,859,657	2,454,642	1,801,204

Total assets	$33,136,706	$30,663,601	$28,537,810	$31,900,154	$28,494,917

LIABILITIES AND COMMON STOCKHOLDERS’ EQUITY
Noninterest-bearing deposits	$10,989,921	$8,763,359	$8,099,621	$9,876,640	$8,163,306

Interest-bearing transaction and savings deposits	9,387,292	8,798,483	8,026,012	9,092,887	8,054,141
Interest-bearing public fund deposits	3,320,338	3,252,233	3,194,113	3,286,286	3,127,708
Time deposits	3,005,071	3,513,167	3,817,817	3,259,119	3,780,761

Total interest-bearing deposits	15,712,701	15,563,883	15,037,942	15,638,292	14,962,610

Total deposits	26,702,622	24,327,242	23,137,563	25,514,932	23,125,916
Short-term borrowings	2,254,731	2,150,164	1,617,776	2,202,447	1,651,155
Long-term debt	276,891	231,438	232,277	254,165	228,642
Other liabilities	436,845	445,030	319,691	440,938	314,616
Common stockholders’ equity	3,465,617	3,509,727	3,230,503	3,487,672	3,174,588

Total liabilities & stockholders’ equity	$33,136,706	$30,663,601	$28,537,810	$31,900,154	$28,494,917

For informational purposes only - included above
SBA Paycheck Protection Program (PPP) loans	$1,727,797	$—	$—	$863,898	$—

(g)	Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION

AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY

(Unaudited)

	Three Months Ended
	6/30/2020			3/31/2020			6/30/2019
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (h)	$17,931.8	$165.3	3.71%	$16,109.2	$182.5	4.56%	$15,081.9	$185.3	4.93%
Residential mortgage loans	2,923.2	28.4	3.89%	2,969.0	29.5	3.98%	2,969.7	30.1	4.06%
Consumer loans	2,102.0	25.3	4.85%	2,155.9	29.4	5.48%	2,098.5	30.3	5.79%
Loan fees & late charges	—	11.8	0.00%	—	(0.6)	0.00%	—	(0.1)	0.00%

Total loans (TE) (i) (j)	22,957.0	230.8	4.04%	21,234.1	240.8	4.56%	20,150.1	245.6	4.89%

Loans held for sale	90.0	0.6	2.89%	40.3	0.6	6.17%	27.9	0.3	4.96%

US Treasury and government agency securities	127.1	0.8	2.31%	124.7	0.8	2.37%	126.0	0.7	2.30%
CMOs and mortgage backed securities	5,128.2	30.4	2.37%	5,139.5	31.3	2.44%	4,550.1	29.0	2.55%
Municipals (TE)	866.3	6.6	3.06%	877.2	6.7	3.07%	906.8	7.1	3.12%
Other securities	8.0	0.1	4.31%	8.0	0.1	4.29%	3.5	0.0	3.30%

Total securities (TE) (k)	6,129.6	37.9	2.47%	6,149.4	38.9	2.53%	5,586.4	36.8	2.64%

Total short-term investments	837.2	0.3	0.11%	206.9	0.5	0.87%	228.5	1.4	2.36%

Average earning assets yield (TE)	$30,013.8	$269.6	3.61%	$27,630.7	$280.8	4.08%	$25,992.9	$284.1	4.38%

INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$9,387.3	$4.4	0.19%	$8,798.5	$12.7	0.58%	$8,026.0	$15.3	0.76%
Time deposits	3,005.1	11.9	1.60%	3,513.2	15.4	1.76%	3,817.8	19.4	2.03%
Public funds	3,320.3	6.3	0.76%	3,252.2	10.8	1.33%	3,194.1	15.2	1.91%

Total interest-bearing deposits	15,712.7	22.6	0.58%	15,563.9	38.9	1.01%	15,037.9	49.9	1.33%

Short-term borrowings	2,254.7	2.3	0.40%	2,150.2	4.5	0.83%	1,617.8	7.8	1.94%
Long-term debt	276.9	3.6	5.19%	231.4	2.8	4.76%	232.3	2.8	4.86%

Total borrowings	2,531.6	5.9	0.93%	2,381.6	7.3	1.22%	1,850.1	10.6	2.31%

Total interest-bearing liabilities cost	18,244.3	28.5	0.63%	17,945.5	46.2	1.03%	16,888.0	60.5	1.44%

Net interest-free funding sources	11,769.5			9,685.2			9,104.9

Total cost of funds	30,013.8	28.5	0.38%	27,630.7	46.2	0.67%	25,992.9	60.5	0.93%

Net Interest Spread (TE)		$241.1	2.98%		$234.6	3.05%		$223.6	2.94%

Net Interest Margin (TE)	$30,013.8	$241.1	3.23%	$27,630.7	$234.6	3.41%	$25,992.9	$223.6	3.45%

(h)	Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(i)	Includes nonaccrual loans.
(j)	Included in interest income is net purchase accounting accretion of $3.7 million, $6.2 million and $4.8 for the three months ended June 30,2020, March 31, 2020, and June 30, 2019, respectively.
(k)	Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION

AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY

(Unaudited)

	Six Months Ended
	6/30/2020			6/30/2019
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (h)	$17,020.5	$347.9	4.11%	$15,072.1	$365.8	4.89%
Residential mortgage loans	2,946.1	57.9	3.93%	2,956.1	61.2	4.14%
Consumer loans	2,128.9	54.7	5.17%	2,110.4	60.2	5.75%
Loan fees & late charges	—	11.2	0.00%	—	(1.0)	0.00%

Total loans (TE) (i) (j)	22,095.5	471.7	4.29%	20,138.6	486.2	4.86%

Loans held for sale	65.1	1.3	3.91%	24.3	0.6	4.96%

US Treasury and government agency securities	125.9	1.5	2.34%	124.9	1.4	2.28%
CMOs and mortgage backed securities	5,133.8	61.7	2.40%	4,574.6	58.9	2.58%
Municipals (TE)	871.8	13.4	3.06%	918.3	14.5	3.14%
Other securities	8.0	0.2	4.30%	3.5	0.1	3.19%

Total securities (TE) (k)	6,139.5	76.8	2.50%	5,621.3	74.9	2.66%

Total short-term investments	522.1	0.6	0.26%	222.4	2.5	2.28%

Average earning assets yield (TE)	$28,822.2	$550.4	3.83%	$26,006.6	$564.2	4.36%

INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$9,092.9	$17.1	0.38%	$8,054.1	$30.0	0.75%
Time deposits	3,259.1	27.4	1.69%	3,780.8	37.4	1.99%
Public funds	3,286.3	17.1	1.04%	3,127.7	28.6	1.85%

Total interest-bearing deposits	15,638.3	61.6	0.79%	14,962.6	96.0	1.29%

Short-term borrowings	2,202.4	6.7	0.61%	1,651.2	15.9	1.93%
Long-term debt	254.2	6.3	5.00%	228.6	5.6	4.92%

Total borrowings	2,456.6	13.0	1.07%	1,879.8	21.5	2.31%

Total interest-bearing liabilities cost	18,094.9	74.6	0.83%	16,842.4	117.5	1.41%

Net interest-free funding sources	10,727.3			9,164.2

Total cost of funds	28,822.2	74.6	0.52%	26,006.6	117.5	0.91%

Net Interest Spread (TE)		$475.8	3.00%		$446.7	2.96%

Net Interest Margin (TE)	$28,822.2	$475.8	3.31%	$26,006.6	$446.7	3.45%

(h)	Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(i)	Includes nonaccrual loans.
(j)	Included in interest income is net purchase accounting accretion of $9.9 million and $9.8 million for the six months ended June 30, 2020 and 2019, respectively.
(k)	Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands)	6/30/2020	3/31/2020	6/30/2019	6/30/2020	6/30/2019
Nonaccrual loans (l) (m)	$183,979	$254,058	$209,831	$183,979	$209,831
Restructured loans - still accruing	9,848	34,251	101,250	9,848	101,250

Total nonperforming loans	193,827	288,309	311,081	193,827	311,081
ORE and foreclosed assets	18,724	18,460	27,520	18,724	27,520

Total nonperforming assets	$212,551	$306,769	$338,601	$212,551	$338,601

Nonperforming assets as a percent of loans, ORE and foreclosed assets	0.94%	1.42%	1.68%	0.94%	1.68%
Accruing loans 90 days past due (n)	$5,230	$17,790	$6,493	$5,230	$6,493
Accruing loans 90 days past due as a percent of loans	0.02%	0.08%	0.03%	0.02%	0.03%
Nonperforming assets + accuring loans 90 days past due to loans, ORE and foreclosed assets	0.96%	1.51%	1.71%	0.96%	1.71%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES
Allowance for Loan Losses:
Beginning balance	$426,003	$191,251	$194,688	$191,251	$194,514
Cumulative effect of change in accounting principle (o)	—	49,411	—	49,411	—
Provision for loan losses	319,319	229,105	8,088	548,424	26,131
Charge-offs	(305,917)	(47,738)	(9,349)	(353,655)	(30,340)
Recoveries	3,233	3,974	2,198	7,207	5,320

Net charge-offs	(302,684)	(43,764)	(7,151)	(346,448)	(25,020)

Ending Balance	$442,638	$426,003	$195,625	$442,638	$195,625

Reserve for Unfunded Lending Commitments:
Beginning balance	$48,992	$3,974	$—	$3,974	$—
Cumulative effect of change in accounting principle (o)	—	27,330	—	27,330	—
Provision for losses on unfunded lending commitments	(12,421)	17,688	—	5,267	—

Ending Balance	$36,571	$48,992	$—	$36,571	$—

Total Allowance for Credit Losses	$479,209	$474,995	$195,625	$479,209	$195,625
Total Provision for Credit Losses	$306,898	$246,793	$8,088	$553,691	$26,131
Allowance for loan losses as a percent of period-end loans	1.96%	1.98%	0.97%	1.96%	0.97%
Allowance for credit losses as a percent of period-end loans	2.12%	2.21%	0.97%	2.12%	0.97%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	222.37%	139.17%	61.60%	222.37%	61.60%

NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$299,365	$39,509	$4,286	$338,874	$18,684
Residential mortgage loans	(549)	(71)	(71)	(620)	173
Consumer loans	3,868	4,326	2,936	8,194	6,163

Total net charge-offs	$302,684	$43,764	$7,151	$346,448	$25,020

Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	6.71%	0.99%	0.11%	4.00%	0.25%
Residential mortgage loans	(0.08)%	(0.01)%	(0.01)%	(0.04)%	0.01%
Consumer loans	0.74%	0.81%	0.56%	0.77%	0.59%

Total net charge-offs as a percentage of average loans	5.30%	0.83%	0.14%	3.15%	0.25%

For informational purposes - included above
Provision for credit loss associated with energy loan sale	$160,101	$—	$—	$160,101	$—
Charge-offs associated with energy loan sale	242,628	—	—	242,628	—

(l)	Included in nonaccrual loans are nonaccruing restructured loans totaling $55.2 million, $117.9 million and $99.1 million at 6/30/2020, 3/31/2020 and 6/30/2019, respectively.
(m)

Nonaccrual loans do not include purchased credit impaired loans accounted for under ASC 310-30 that would have otherwise been considered nonperforming, totaling $10.3 million at 6/30/2019. Effective 1/1/2020, with the Adoption of ASC 326, such metrics include both originated and acquired balances.

(n)

Loans past due 90 days or more do not include purchased credit impaired loans accounted for under ASC 310-30 that would have otherwise been considered delinquent, totaling $2.6 million at 6/30/2019, respectively. Effective 1/1/2020, with the Adoption of ASC 326, such metrics include both originated and acquired balances.

(o)	Represents the increase in the allowance upon the 1/1/20 adoption of ASC 326, commonly referred to as Current Expected Credit Losses, or CECL.

HANCOCK WHITNEY CORPORATION

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended
(dollars in thousands)	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Nonaccrual loans (l) (m)	$183,979	$254,058	$245,833	$222,860	$209,831
Restructured loans - still accruing	9,848	34,251	61,265	60,897	101,250

Total nonperforming loans	193,827	288,309	307,098	283,757	311,081
ORE and foreclosed assets	18,724	18,460	30,405	30,955	27,520

Total nonperforming assets	$212,551	$306,769	$337,503	$314,712	$338,601

Nonperforming assets as a percent of loans, ORE and foreclosed assets	0.94%	1.42%	1.59%	1.49%	1.68%
Accruing loans 90 days past due (n)	$5,230	$17,790	$6,582	$7,872	$6,493
Accruing loans 90 days past due as a percent of loans	0.02%	0.08%	0.03%	0.04%	0.03%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	0.96%	1.51%	1.62%	1.53%	1.71%

PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses	$442,638	$426,003	$191,251	$195,572	$195,625
Reserve for unfunded lending commitments	36,571	48,992	3,974	—	—

Total allowance for credit losses	$479,209	$474,995	$195,225	$195,572	$195,625

Total provision for credit losses	$306,898	$246,793	$9,156	$12,421	$8,088
Allowance for loan losses as a percentage of period-end loans	1.96%	1.98%	0.90%	0.93%	0.97%
Allowance for credit losses as a percentage of period-end loans	2.12%	2.21%	0.92%	0.93%	0.97%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	222.37%	139.17%	60.97%	67.06%	61.60%

NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$299,365	$39,509	$4,856	$8,281	$4,286
Residential mortgage loans	(549)	(71)	140	54	(71)
Consumer loans	3,868	4,326	4,507	4,139	2,936

Total net charge-offs	$302,684	$43,764	$9,503	$12,474	$7,151

Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	6.71%	0.99%	0.12%	0.22%	0.11%
Residential mortgage loans	(0.08)%	(0.01)%	0.02%	0.01%	(0.01)%
Consumer loans	0.74%	0.81%	0.83%	0.78%	0.56%

Total net charge-offs as a percentage of average loans	5.30%	0.83%	0.18%	0.25%	0.14%

AVERAGE LOANS
Commercial & real estate loans	$17,931,805	$16,109,162	$15,881,272	$15,126,060	$15,081,911
Residential mortgage loans	2,923,247	2,968,962	3,004,784	2,978,712	2,969,746
Consumer loans	2,101,980	2,155,892	2,151,886	2,092,342	2,098,447

Total average loans	$22,957,032	$21,234,016	$21,037,942	$20,197,114	$20,150,104

For informational purposes - included above
Provision for credit loss associated with energy loan sale	$160,101	$—	$—	$—	$—
Charge-offs associated with energy loan sale	242,628	—	—	—	—

(l)

Included in nonaccrual loans are nonaccruing restructured loans totaling $55.2 million, $117.9 million, $132.5 million, $101.1 million and $99.1 million at 6/30/2020, 3/31/2020, 12/31/2019, 9/30/2019 and 6/30/2019, respectively.

(m)

Nonaccrual loans do not include purchased credit impaired loans accounted for under ASC 310-30 that would have otherwise been considered nonperforming, totaling $17.5 million, $17.8 million and $10.3 million at 12/31/2019, 9/30/2019 and 6/30/2019, respectively. Effective 1/1/2020, with the Adoption of ASC 326, such metrics include both originated and acquired balances.

(n)

Loans past due 90 days or more do not include purchased credit impaired loans accounted for under ASC 310-30 that would have otherwise been considered delinquent, totaling $8.3 million, $8.2 million and $2.6 million at 12/31/2019, 9/30/2019 and 6/30/2019, respectively. Effective 1/1/2020, with the Adoption of ASC 326, such metrics include both originated and acquired balances.

HANCOCK WHITNEY CORPORATION

Appendix A to the Earnings Release

Reconciliation of Non-GAAP Measures

TOTAL REVENUE (TE) AND OPERATING PRE-PROVISION NET REVENUE (TE)

	Three Months Ended					Six Months Ended
(in thousands)	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	6/30/2020	6/30/2019
Net interest income	$237,866	$231,188	$233,156	$222,939	$219,868	$469,054	$439,122
Noninterest income	73,943	84,387	82,924	83,230	79,250	158,330	149,753

Total revenue	$311,809	$315,575	$316,080	$306,169	$299,118	$627,384	$588,875
Taxable equivalent adjustment (o)	3,248	3,448	3,580	3,652	3,718	6,696	7,542

Total revenue (TE)	$315,057	$319,023	$319,660	$309,821	$302,836	$634,080	$596,417
Noninterest expense	(196,539)	(203,335)	(197,856)	(213,554)	(183,567)	(399,874)	(359,267)
Nonoperating expense	—	—	3,856	28,810	—	—	—

Operating pre-provision net revenue (TE)	$118,518	$115,688	$125,660	$125,077	$119,269	$234,206	$237,150

OPERATING EARNINGS (LOSS) PER SHARE - DILUTED

	Three Months Ended					Six Months Ended
(in thousands, except per share amounts)	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	6/30/2020	6/30/2019
Net income (loss)	$(117,072)	$(111,033)	$92,132	$67,807	$88,277	$(228,105)	$167,441
Net income and dividends allocated to participating securities	(422)	(427)	(1,566)	(1,141)	(1,502)	(849)	(2,839)

Net income (loss) available to common shareholders	(117,494)	(111,460)	90,566	66,666	86,775	(228,954)	164,602
Nonoperating items, net of income tax	—	—	3,046	22,760	—	—	—
Nonoperating items allocated to participating securities	—	—	(52)	(383)	—	—	—

Operating earnings (loss) available to common shareholders	$(117,494)	$(111,460)	$93,560	$89,043	$86,775	$(228,954)	$164,602
Weighted average common shares - diluted	86,301	87,186	88,315	86,462	85,835	86,744	85,810
Earnings (loss) per share - diluted	$(1.36)	$(1.28)	$1.03	$0.77	$1.01	$(2.64)	$1.92
Operating earnings (loss) per share - diluted	$(1.36)	$(1.28)	$1.06	$1.03	$1.01	$(2.64)	$1.92

QUARTER EARNINGS PER SHARE - DILUTED, EXCLUDING IMPACT OF ENERGY LOAN SALE

Three months ended
(in thousands, except per share amounts)	6/30/2020
Net loss	$(117,072)
Provision for credit losses attributable to the sale of energy loans	160,101
Income tax benefit at a 21% rate	(33,621)

Impact of energy loan sale, net of income tax	$126,480

Net income excluding the impact of the sale of energy loans	$9,408

Weighted average common shares - diluted	86,323
Loss per share - diluted	$(1.36)
Impact of energy loan sale per share - diluted	$(1.47)
Earnings per share - diluted, excluding impact of energy loan sale	$0.11

(o)	Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.